Exhibit 99.2

NEWS RELEASE

SEMTECH APPROVES 2009 LONG-TERM EQUITY INDUCEMENT PLAN

AND INDUCEMENT AWARDS

CAMARILLO, CALIFORNIA, Dec 11, 2009 (BUSINESS WIRE) - SEMTECH CORPORATION (NASDAQ: SMTC), a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment, today announced that, in connection with the completion of its acquisition of Sierra Monolithics, Inc. (SMI) on December 9, 2009, it approved and implemented the 2009 Long-Term Equity Incentive Inducement Plan (the “Inducement Plan”). Pursuant to the Inducement Plan, approximately 44 former Sierra Monolithics employees who joined Semtech as employees received, at the closing of the acquisition, grants of restricted stock units (the “Inducement Awards”) with respect to an aggregate of 686,500 shares of Semtech common stock. 551,000 of the Inducement Awards are subject to time-based vesting and will vest annually over a four-year period. The remaining 135,500 of the Inducement Awards are subject to performance vesting requirements and will vest at the end of an approximately two-year period if specified SMI business unit performance targets are achieved. Vesting of both the time-based and performance-based awards is contingent on the recipient remaining employed with Semtech through the relevant vesting dates.

Forward-Looking and Cautionary Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations, including but not limited to our plans, objectives and expectations with respect to Sierra Monolithics and its business. These forward-looking statements are identified by the use of such terms and phrases as “intends,” “goal,” “estimate, “expect,” “project,” “plans,” “anticipates,” “should,” “will,” “designed to,” “believe,” and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2009, in the Company’s other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Investor Relations Contact

Chris Rogers

Investor Relations, 805-480-2004